 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2010, ATS Corporation (“the Company”) announced that the Board of Directors elected Sidney E. Fuchs, age 49, as the President and Chief Executive Officer of the Company effective January 1, 2011 and appointed him as a Director of the Board, effective October 19, 2010.  He will serve as a Class III director and will be up for election at the Company’s 2011 annual meeting of stockholders.  Mr. Fuchs is not expected to serve on any board committees upon his appointment to the Board of Directors.

The Company also announced that current President and Chief Executive Officer Dr. Edward H. Bersoff  is expected to resign, also effective January 1, 2011, although he will remain as a member and Chairman of the Company’s Board of Directors.

Mr. Fuchs is currently the Company’s Executive Vice President and Chief Operating Officer, having served in that role since April 5, 2010.  Before joining ATSC, Mr. Fuchs was the President and Chief Executive Officer of OAO Technology Solutions (“OAOT”) from 2007  to  2010, a global provider of information technology services to commercial and government customers that was sold in January of this year to Platinum Equity, a private equity firm with over $27 billion in aggregate portfolio company revenue.  From 2002 to 2007, he served in two executive roles with Northrop Grumman Corporation (“Northrop”).  He was the President of Northrop’s Information Technology’s Civilian Agencies Group, a $1.4 billion unit delivering IT services to the healthcare, homeland security, public safety and federal civilian markets.  Prior to this position, he was the President and Chief Executive Officer of TASC Inc., at the time a Northrop subsidiary providing systems engineering expertise to the intelligence, aerospace and defense markets, which grew organically from $450 million to over $1.2 billion during his tenure.

In addition, he has held other management positions at Rational Software, Oracle Corporation and Digital Equipment Corporation. Earlier in his career, he was a Central Intelligence Agency officer and he served in various operations, engineering, and management roles worldwide. In 2008, the Undersecretary of Defense for Intelligence appointed Mr. Fuchs to the Defense Science Board as a member of the Permanent Task Force on Intelligence. Upon nomination by the White House in 2002, he was appointed by the Secretary of Defense to the National Defense University (“NDU”) Board of Visitors and in 2003 was named an NDU Distinguished Visiting Fellow.  In August of 2010, he was commissioned by Commonwealth of Virginia Governor Robert F. McDonnell to the Global Strategies Council of the Southern Growth Policies Board, an organization that serves as the southern states advocate for all aspects of state-level international economic development.

The press release containing this announcement is filed hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release Dated October 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 19, 2010

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer